Exhibit 3.1
TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004
MEMORANDUM OF ASSOCIATION
OF
FGX INTERNATIONAL HOLDINGS LIMITED
A COMPANY LIMITED BY SHARES
AMENDED AND RESTATED 18 OCTOBER 2007
1.	NAME
1.1.	The name of the Company is FGX International Holdings Limited.
2.	STATUS
2.1.	The Company was first incorporated as a company under the International Business Companies Act, (Cap 291) on 22 September 2004 and immediately prior to its automatic re-registration under the Act was governed by the International Business Companies Act (Cap 291).

2.2.	The Company shall be a company limited by shares.
3.	REGISTERED OFFICE AND REGISTERED AGENT
3.1.	At the time of the application to re-register the Company under the Act, the registered office of the Company was situated at Midocean Chambers, Road Town, Tortola, British Virgin Islands.

3.2.	At the time of the application to re-register the Company under the Act, the registered agent of the Company was Midocean Management and Trust Services (BVI) Limited, Midocean Chambers, Road Town, Tortola, British Virgin Islands.

3.3.	The Company may change its registered office or registered agent by a Resolution of Directors or a Resolution of Members. The change shall take effect upon the Registrar registering a notice of change filed under section 92 of the Act.
4.	CAPACITY AND POWER
4.1.	The Company has, subject to the Act and any other British Virgin Islands legislation for the time being in force, irrespective of corporate benefit:
(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.
4.2.	There are subject to clause 4.1 no limitations on the business that the Company may carry on.

5.	NUMBER AND CLASSES OF SHARES
5.1.	The Company is authorised to issue 101,000,000 no par value Shares of a single class (the “Ordinary Shares”).

5.2.	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.
6.	DESIGNATIONS POWERS PREFERENCES OF SHARES
6.1.	Subject to any preferential rights attached to shares issued by the Company from time to time, each share in the Company confers upon the Member:
(a)	the right to one vote at a meeting of the Members of the Company or on any Resolution of Members;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.
6.2.	The directors may at their discretion by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Article 3 of the Articles.

6.3.	The directors may at their discretion by Resolutions of Directors create and issue further classes of shares, including shares with preferential rights to the Ordinary Shares and where the rights of the Ordinary Shares are not changed by the exercise of this power, the directors may by Resolution of Directors create and issue such new classes of shares and upon such terms and conditions as they may deem appropriate. The consent from the holders of Ordinary Shares to the creation, allotment and issuance of such further classes of shares shall not be required.
7.	VARIATION OF RIGHTS
7.1.	Subject to Clause 6.3., the rights attached to Shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued Shares of that class.
8.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU
8.1.	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.
9.	REGISTERED SHARES
9.1.	The Company shall issue registered shares only.

9.2.	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

10.	TRANSFER OF SHARES
10.1.	A Share may, subject to the provisions of the Articles and any restrictions at law, be transferred.
11.	AMENDMENT OF MEMORANDUM AND ARTICLES
11.1.	Subject to the restrictions provided for in Article 8.22 of the Company’s Articles of Association, the Company may amend its Memorandum or Articles by a Resolution of Members or by a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:
(a)	to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(b)	to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

(c)	in circumstances where the Memorandum or Articles cannot be amended by the Members or by law; or

(d)	to Clauses 7 or 8 or this Clause 11.
12.	DEFINITIONS AND INTERPRETATION
12.1.	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:
(a)	“Act” means the BVI Business Companies Act, 2004 and includes the regulations made under the Act;

(b)	“Articles” means the attached Articles of Association of the Company;

(c)	“Chairman of the Board” has the meaning specified in Article 8.14 of the Articles;

(d)	“Distribution” in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of a Member in relation to Shares held by a Member, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

(e)	“Eligible Person” means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

(f)	“Memorandum” means this Memorandum of Association of the Company;

(g)	“Resolution of Directors” means either:
(1)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(2)	a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be;

(h)	“Resolution of Members” means a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted;

(i)	“Seal” means any seal which has been duly adopted as the common seal of the Company;

(j)	“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire shares or debt obligations;

(k)	“Share” means a share issued or to be issued by the Company;

(l)	“Member” means an Eligible Person whose name is entered in the share register of the Company as the holder of one or more Shares or fractional Shares;

(m)	“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

(n)	“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.
12.2.	In the Memorandum and the Articles, unless the context otherwise requires a reference to:
(a)	a “Article” is a reference to an article of the Articles;

(b)	a “Clause” is a reference to a clause of the Memorandum;

(c)	voting by Member is a reference to the casting of the votes attached to the Shares held by the Member voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended; and

(e)	the singular includes the plural and vice versa.
12.3.	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and Articles unless otherwise defined herein.

12.4.	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and Articles.

We, Midocean Management and Trust Services (BVI) Limited, Midocean Chambers, Road Town, Tortola, British Virgin Islands, in our capacity as registered agent for the Company hereby apply to the Registrar for the re-registration of the Company on 22 September 2004.
Applicant to re-register
/s/ SALLYON WILLIAMS
...................................................................
Authorised Signatories
Midocean Management and
Trust Services (BVI) Limited

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